EXHIBIT 11

                                    FORM OF
                                 Reed Smith LLP
                                435 Sixth Avenue
                           Pittsburgh, PA  15219-1886

                                 April 3, 2007

The Trustees of
Federated Equity Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7000

      Re:  Legality of Shares Opinion

Ladies and Gentlemen:

      Federated MDT Large Cap Growth Fund ("Acquiring Fund"), a portfolio of Federated MDT Series (the "Acquiring Trust"), proposes to acquire the assets of Federated Large Cap Growth Fund ("Acquired Fund"), a portfolio of Federated Equity Funds (the "Federated Trust"), in exchange for Class A Shares, Class B Shares and Class C Shares of the Acquiring Fund ("Shares") pursuant to the Agreement and Plan of Reorganization dated ________________, 2007 ("Agreement"), included as an exhibit to the registration statement of Federated MDT Series filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration Statement").

      As counsel we have reviewed the appropriate documents relating to the organization of Federated MDT Series, its registration under the Investment Company Act of 1940 and the registration of its securities on Form N-1A under the Securities Act of 1933 and participated in the drafting of the N-14 Registration Statement. Specifically, we have examined and are familiar with the Declaration of Trust and Bylaws of Federated MDT Series, and such other documents and records as we deemed relevant for the purpose of rendering this opinion. We have also reviewed questions of law as deemed necessary or appropriate by us for the purposes of this opinion.

      Based upon the foregoing, we are of the opinion that:

1. The Acquiring Trust is a business trust duly organized and validly existing under the laws of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the Investment Company Act of 1940 ("1940 Act") and the Declaration of Trust and By-laws of the Acquiring Trust;

2. the Acquiring Fund Shares to be issued for transfer to the shareholders of the Acquired Fund as provided by the Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable Class A Shares, Class B Shares and Class C Shares of beneficial interest in the Acquiring Fund and no shareholder of the Acquiring Fund has any preemptive rights of subscription or purchase in respect thereof;

3. the Acquiring Trust is registered with the Securities and Exchange Commission as an investment company under the 1940 Act;

4. the Agreement has been duly authorized, executed and delivered by the Acquiring Trust on behalf of the Acquiring Fund and, assuming a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to shareholders of the Acquired Fund complies with applicable federal securities laws and assuming the due authorization, execution and delivery thereof by the Federated Trust on behalf of the Acquired Fund, is the valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

5. the execution and delivery of this Agreement did not, and the will not, violate the Acquiring Trust's Declaration of Trust or By-laws, or any provision of any agreement known to such counsel to which the Federated Trust or the Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the Acquiring Trust or the Acquiring Fund is a party or by which either of them is bound;

6. except as previously disclosed, pursuant to Section 4.2(e) of the Agreement, such counsel does not know of any legal or governmental proceedings relating to the Acquiring Trust or the Acquiring Fund existing on or before the date of mailing of the materials and information necessary to prepare the N-14 Registration Statement on Form N-14 ("Proxy Materials") or the Closing Date required to be described in the N-14 Registration Statement referred to in paragraph 5.7 of the Agreement that are not described as required;

7. except for litigation, administrative proceedings and investigations previously disclosed in writing to the Acquired Fund or its counsel, to the best knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Trust or the Acquiring Fund or any of their properties or assets and neither the Acquiring Trust nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business.

      We hereby consent to the filing of this opinion as an exhibit to the N-14 Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.


                                              Yours truly,


                                              /s/ Reed Smith LLP
                                              Reed Smith LLP


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